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                                                                    EXHIBIT 23.2


                         CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) Amendment No. 3 and related Prospectus of CytRx Corporation dated July 24, 1998 and to the incorporation by reference therein of our report dated February 27, 1998 with respect to the consolidated financial statements of CytRx Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 as amended by Amendment No. 1 on Form 10-K/A on May 26, 1998 as further amended by Amendment No. 2 on Form 10-K/A on June 19, 1998 and the related financial statement schedule included therein; and to the incorporation by reference therein of our report dated February 27, 1998 (except for Note 12, as to which the date is April 17, 1998) with respect to the restated consolidated financial statements of CytRx Corporation included in its Current Report on Form 8-K dated May 1, 1998 as amended by Form 8-K/A on June 19, 1998 as further amended by Form 8-K/A on July 24, 1998 filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
Atlanta, Georgia

July 20, 1998